Exhibit 10.1

AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT

This Amendment No. 3 to the Employment Agreement (this “Amendment No. 3”) is entered into as of August 26, 2025, and is effective as of April 29, 2025, (the “Effective Date”) by and between GT Biopharma, Inc., a Delaware corporation (“Parent”) and Michael Breen (“Executive”).

RECITALS

A. Parent and Executive are parties to that certain employment agreement dated as of November 8, 2021, as amended by Amendment No. 1 and Amendment No. 2, dated as of June 17, 2022 and February 20 2023, respectively (as amended, the “Employment Agreement”).

B. Parent and Executive desire to amend certain provisions of the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and Executive agree as set forth below:

1. Amendment to Section 1 of the Employment Agreement.

Section 1 of the Employment Agreement is hereby amended and restated to read as follows:

“Executive shall be employed by Parent and each of its subsidiaries as its Chairman of the Board reporting to Parent’s Board of Directors, and as its Chief Executive Officer in accordance with Section 2 herein. Executive agrees to devote the necessary business time, energy and skill to his duties at Parent. These duties of Executive under this Employment Agreement shall include all those duties customarily performed by a company’s executive chairman of the board and its chief executive officer, as well as providing advice and consultation on general corporate matters in other projects as may be assigned by Parent’s Board of Directors on an as needed basis. Executive shall perform his duties from the United Kingdom or such other location outside of the United Kingdom and the United States as he shall in his discretion deem appropriate. During the term of Executive’s employment, Executive shall be permitted to serve on boards of directors of for profit or not-for-profit entities provided such service does not adversely affect the performance of Executive’s duties to Parent under this agreement and were not in conflict with the interests of Parent.”

2. Amendment to Section 2 of the Employment Agreement.

Section 2 of the Employment Agreement is hereby amended and restated to read as follows:

“This Employment Agreement shall remain in effect for a period of two years from the Effective Date and thereafter will automatically renew for successive two-year periods unless either party provides 90 days prior written notice the termination. Upon the termination of Executive’s employment prior to the expiration of the term of this Employment Agreement, Executive shall receive the applicable benefits set forth in this Employment Agreement. Upon the termination of Executive’s employment for any reason, neither Executive nor Parent shall have any further obligation or liability under this Employment Agreement to the other, except as set forth below.”

3. Effect on the Employment Agreement. Except as expressly set forth in this Amendment No. 3, the Employment Agreement remains in full force and effect and is hereby ratified and confirmed. Any reference to the Employment Agreement from and after the date hereof shall be deemed and construed as meaning the Employment Agreement as modified by this Amendment.

4. Definitions. Capitalized terms used but not otherwise defined in this Amendment No. 3 shall have the meanings ascribed to them in the Employment Agreement.

5. Counterparts. This Amendment No. 3 may be executed in two or more counterparts (including by means of facsimile or electronic transmission in portable document format (pdf) or comparable electronic transmission), any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

***Signature Page Follows***

Witnesseth, the parties hereto have caused this Amendment No. 3 to the Employment Agreement to be duly executed by their respective authorized signatories as of the date first above written.

GT BIOPHARMA, INC.:

/s/ Alan Urban
Name:	Alan Urban
Title:	Chief Financial Officer

executive:

/s/ Michael Breen
Name:	Michael Breen

***Signature Page to Amendment No. 3 to the Employment Agreement***